UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Duluth Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DULUTH HOLDINGS INC.

201 East Front Street

Mount Horeb, Wisconsin 53572

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 23, 2024

To the Shareholders of Duluth Holdings Inc.:

The 2024 Annual Meeting of Shareholders of Duluth Holdings Inc. will be held in person at the headquarters of Duluth Holdings Inc., 201 East Front Street, Mount Horeb, Wisconsin 53572, on May 23, 2024 at 8:30 a.m., Central Time, for the following purposes:

(1)	To elect nine individuals nominated by the Board of Directors of Duluth Holdings Inc. to serve as directors until the 2025 annual meeting of shareholders;

(2)	To approve, by an advisory vote, the compensation of our named executive officers;

(3)	To ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal 2024;

(4)	To approve the 2024 Equity Incentive Plan of Duluth Holdings Inc.; and

(5)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 18, 2024 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the votes entitled to be cast must be present in person or by proxy in order for the annual meeting to be held. As allowed under the Securities and Exchange Commission’s rules, we have elected to furnish our proxy materials over the Internet. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the attached proxy statement and our annual report to shareholders via the Internet and how to vote online.

Whether or not you expect to attend the annual meeting in person, you are urged to vote by voting electronically via the Internet, by a telephone vote or, as applicable, by completing and mailing the proxy card. Instructions for electronic voting via the Internet and telephonic voting are contained in the Notice, or, as applicable, on the proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of Duluth Holdings Inc. in writing (including by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 23, 2024: The annual report to shareholders and proxy statement of Duluth Holdings Inc. are available for review at www.envisionreports.com/DLTH. Instructions on how to access and review the materials on the Internet can be found on the Notice and the proxy card.

Jason Prasch, Secretary

April 5, 2024

DULUTH HOLDINGS INC.

201 East Front Street

Mount Horeb, Wisconsin 53572

April 5, 2024

PROXY STATEMENT

Unless the context requires otherwise, all references to “Duluth Trading,” the “Company,” “we,” “us” or “our” refer to Duluth Holdings Inc.

The enclosed proxy is solicited by the Board of Directors of Duluth Holdings Inc. for use at the 2024 annual meeting of shareholders to be held at 8:30 a.m., Central Time, on May 23, 2024 or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held in person at the headquarters of Duluth Trading, 201 East Front Street, Mount Horeb, Wisconsin 53572.

Under rules adopted by the Securities and Exchange Commission (the “SEC”), Duluth Trading is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of Duluth Trading’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone.

Only shareholders of record at the close of business on March 18, 2024 are entitled to notice of and to vote the shares of our Class A common stock, no par value, and Class B common stock, no par value, registered in their name at the annual meeting. As of the record date, we had outstanding 3,364,200 shares of Class A common stock and 31,047,516 shares of Class B common stock. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum at the annual meeting. Abstentions, votes that are withheld and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of Class A common stock is entitled to ten votes per share, and each share of Class B common stock is entitled to one vote per share on each matter to be voted upon at the annual meeting. Shares of Class A common stock and Class B common stock vote together as a single class for each of the proposals listed below.

With respect to the proposal to elect the individuals nominated by our Board of Directors to serve as directors until the 2025 annual meeting of shareholders, votes may be cast in favor or withheld for each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. With respect to the proposal to approve, by advisory vote, the compensation of our named executive officers, abstentions and broker non-votes will not be counted as votes cast, so abstentions and broker non-votes will have no effect on the outcome. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. With respect to the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal 2024, abstentions and broker non-votes will not be counted as voting on the proposal, so abstentions and broker non-votes will have no effect on the outcome. With respect to the proposal to approve the 2024 Equity Incentive Plan of Duluth Holdings Inc., abstentions and broker non-votes will not be counted as voting on the proposal, so abstentions and broker non-votes will have no effect on the outcome.

The proxy statement and form of proxy are being made available to shareholders commencing on or about April 5, 2024.

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the Secretary of the Company in writing (including by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated by our Board of Directors to serve as directors until the 2025 annual meeting of shareholders, will be voted FOR approval of the compensation of our named executive officers, will be voted FOR the appointment of KPMG LLP as our independent registered public accountants for fiscal 2024, and will be voted FOR approval of the 2024 Equity Incentive Plan of Duluth Holdings Inc.

CORPORATE GOVERNANCE DOCUMENTS

Certain documents relating to corporate governance matters are available in print by writing to Secretary, Duluth Holdings Inc., 201 East Front Street, Mount Horeb, Wisconsin 53572 and on the Company’s website at ir.duluthtrading.com under the “Corporate Governance—Documents & Charters” tab. These documents include the following:

•	Amended and Restated Articles of Incorporation;

•	Amended and Restated Bylaws;

•	Code of Business Conduct and Ethics;

•	Corporate Governance Guidelines;

•	Charter of the Audit Committee;

•	Charter of the Compensation Committee; and

•	Charter of the Nominating and Governance Committee.

Information contained on the Company’s website is not deemed to be a part of this proxy statement.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. The term of office of each of the directors expires at the 2024 annual meeting.

Our Board of Directors proposes that the nominees described below be elected as directors for a new term ending at the 2025 annual meeting of shareholders and until their successors are duly elected, except as otherwise provided in the Wisconsin Business Corporation Law. All of the nominees are currently serving as directors and are standing for re-election, except for Janet H. Kennedy who is standing for election for the first time. Ms. Kennedy was identified as a potential director candidate by a third-party search firm and was appointed to the Board of Directors effective August 23, 2023.

The Board of Directors has determined that a majority of the current directors are independent as defined for companies trading on The NASDAQ Stock Market LLC (“NASDAQ”). The independent directors serving on our Board of Directors as of the date of this proxy statement include Ms. Francesca M. Edwardson, Mr. David C. Finch, Ms. Janet H. Kennedy, Mr. Brett L. Paschke, Ms. Susan J. Riley, Mr. Ronald Robinson, and Mr. Scott K. Williams.

In accordance with our amended and restated articles of incorporation and amended and restated bylaws, a nominee will be elected as a director by a plurality of the votes cast in the election of directors. A plurality means that the nine persons receiving the highest number of affirmative FOR votes at the meeting will be elected. Votes that are withheld and broker non-votes will have no impact on the election. In the event that a vacancy remains, the Board of Directors may fill such vacancy at a later date or reduce the size of the Board of Directors, subject to the procedures specified in the amended and restated articles of incorporation or amended and restated bylaws. Each of the nominees has indicated a willingness to serve as a director, but if any of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

The descriptions in this section provide certain biographical information about each of the nominees for election as a director, followed by a statement regarding the specific experience, qualifications, attributes or skills that led to the Board of Director’s conclusion that each director should serve as a director of Duluth Trading.

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of the nominees set forth below to serve as directors until the 2025 annual meeting, and your proxy will be so voted unless you specify otherwise.

NOMINEES FOR DIRECTOR

Name and Age of Director	Principal Occupation and Directorships
Stephen L. Schlecht Age: 76	Mr. Schlecht is the founder of our Company and has served as Chairman of the Board of Directors and Senior Advisor since May 2021. Mr. Schlecht has served on our Board of Directors since our founding in 1986. Mr. Schlecht previously served as Executive Chairman from February 2015 to May 2021, and as Chief Executive Officer from August 2019 to May 2021. Prior to that, Mr. Schlecht served as Chairman of the Board of Directors and Chief Executive Officer from February 2003 to February 2015 and as President from February 2003 to February 2012. He also served as President and Chief Executive Officer of GEMPLER’S, Inc., which he founded in 1986, until February 2003. Mr. Schlecht holds a B.S.B.A. degree and an M.B.A. from Northwestern University. We selected Mr. Schlecht to serve on our Board of Directors because he is the founder of our Company, has over 52 years of experience in the direct marketing and retail industries and has extensive leadership experience and strategic vision. Mr. Schlecht is the father of Richard W. Schlecht, our Senior Vice President of Product Development and Sourcing.

Samuel M. Sato Age: 60	Mr. Sato was appointed to our Board of Directors in May 2021, and since that time has served as President and Chief Executive Officer. He previously served as the Chief Executive Officer of The Finish Line, Inc., from February 2016 to February 2019, and also served on the Board of Directors of The Finish Line, Inc. from October 2014 to February 2019. Mr. Sato previously served as President of The Finish Line, Inc. from October 2014 to February 2016, President, Finish Line Brand, from October 2012 to October 2014, and President and Chief Merchandising Officer from October 2010 to September 2012, as well as The Finish Line, Inc.’s Executive Vice President, Chief Merchandising Officer from March 2007 to October 2010. Mr. Sato began his career in 1985 at Nordstrom Inc., where he held various leadership roles within merchandising. Mr. Sato has been involved in the retail industry for over 30 years. We selected Mr. Sato to serve on our Board of Directors because of his extensive experience in the retail industry and his significant executive management experience.

Name and Age of Director	Principal Occupation and Directorships
Francesca M. Edwardson Age: 66 Independent	Ms. Edwardson was appointed to our Board of Directors in September 2015 and had served on our advisory board since July 2015. She was the Chief Executive Officer of the American Red Cross of Chicago and Northern Illinois, a business unit of the American Red Cross, from 2005 to January 2016. She previously served as Senior Vice President and General Counsel for UAL Corporation, a predecessor company to United Airlines Holdings, Inc. She has also been a partner in the law firm of Mayer Brown and the Executive Director of the Illinois Securities Department. Ms. Edwardson has served on the board of directors of J.B. Hunt Transport Services, Inc. since 2011, where she serves on the Nominating and Corporate Governance and Audit Committees. She has also served on the Lincoln Park Zoo board since 2000, and currently serves as the board chair of the Zoo. Ms. Edwardson holds a B.A. degree in economics and a juris doctor from Loyola University. We selected Ms. Edwardson to serve on our Board of Directors given her extensive experience as an attorney and membership on a public company board, which provides her with the ability to share valuable insights into public company reporting, corporate finance, transactional knowledge and operations.

David C. Finch Age: 58 Independent	Mr. Finch was appointed to our Board of Directors in September 2015 and had served on our advisory board since 2007. Mr. Finch currently serves as a board member of Daniele International, LLC, one of the largest manufacturers of Italian cured meats and charcuterie, and previously served as board chair from April 2022 to February 2023, as interim Chief Executive Officer from February 2023 to June 2023, and as Chief Executive Officer from September 2019 to April 2022. Mr. Finch has been the President of Finch Grocery Company, LLC, a private firm for capital investments, board memberships and related business activities in the food and consumer products industries, since 2006. Mr. Finch has previously served as the Chief Executive Officer of Rupari Food Services, LLC, a meat products manufacturer, from August 2013 to August 2014 and as Chief Executive Officer of Ryt-Way Industries, LLC, a dry food contract packager in North America, from August 2008 to May 2013. Mr. Finch has served on the board of directors of JonnyPops, LLC, a frozen popsicle business, since March 2015 and served as Vice President of American Polocrosse Association from January 2016 to December 2017. He previously served on the board of directors of: Salo LLC, a staffing and consulting services company, from February 2018 to October 2019; J&B Group, a food manufacturing and distribution company, from 2008 to 2010; Quality Ingredients Corporation, a spray drying company, from 2002 to 2013; and Foundation for Strategic Sourcing, a non-profit organization that established a forum for consumer packaged goods marketers, external manufacturers and secondary packagers. Mr. Finch holds a B.S. degree in economics from Northwestern University and an M.B.A. from the Kellogg School of Northwestern University. We selected Mr. Finch to serve on our Board of Directors given his significant business and board experience.

Name and Age of Director	Principal Occupation and Directorships
Janet H. Kennedy Age: 63 Independent	Ms. Kennedy was appointed to our Board of Directors in August 2023. Ms. Kennedy is a seasoned executive with more than 30 years of experience leading digital and technology transformations. Most recently, Ms. Kennedy served as VP, North America Regions of Google Cloud at Alphabet, Inc. from 2019 to 2023, focused on helping clients leverage emerging technologies to develop and execute their digital transformations. Ms. Kennedy also previously served as a Partner/Principal, Americas Digital Transformation Leader at Ernst & Young from 2018 to 2019. Prior to that, Ms. Kennedy held a variety of positions at Microsoft Corporation, including as Vice President, MSUS Digital Transformations Leader from 2017 to 2018, President, Microsoft Canada from 2013 to 2017, U.S. Enterprise, VP, West and Central Regions from 2009 to 2013, District General Manager – Midwest EPG from 2016 to 2008, Director, Retail and Hospitality Industry from 2005 to 2006, and Regional Sales Director, Retail and Hospitality from 2002 to 2004. Ms. Kennedy also served at IBM Corporation in various roles from 1983 to 2002. Ms. Kennedy also currently serves on the board of directors for Canadian Pacific Kansas City Limited, where she serves on the Audit Committee and Strategic Investment and Risk Committee. Ms. Kennedy holds a B.S. in Industrial Management/Industrial Engineering from Purdue University and an M.B.A. from the McColl School of Business at Queens University of Charlotte. Ms. Kennedy was selected to serve on our Board of Directors because of her extensive technology experience and her board experience.

Brett L. Paschke Age: 55 Independent	Mr. Paschke has been a director since May 2021. Mr. Paschke is Managing Partner of WinForest Partners, a private equity firm focused on investments in healthcare, technology, and services, since December 2023. Prior to joining WinForest Partners, Mr. Paschke served as a Partner and Vice Chair of Investment Banking at William Blair & Company, L.L.C., an investment banking and money management firm, and he was a Partner from 2002 to 2022, and served as Senior Director from 2022 to 2023. Mr. Paschke led the Equity Capital Markets Group at William Blair from 2009 to 2020, and under his leadership, William Blair served as an underwriter on almost 800 equity offerings raising a cumulative $200 billion, including approximately 20 percent of all US-listed IPOs. He was a member of William Blair’s firm-wide leadership group from 2013 to 2019 and led the Business and Financial Services Investment Banking Group at William Blair from 2004 to 2009. Mr. Paschke is also a board member of PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, since 2020 and serves on its Audit and Compliance Committees. Mr. Paschke holds an A.B. from Princeton and an M.B.A. from Harvard Business School. We selected Mr. Paschke to serve on our Board of Directors due to his extensive investment banking experience working with high-growth companies across various sectors and industries and his valuable insight on management and corporate finance.

Name and Age of Director	Principal Occupation and Directorships
Susan J. Riley Age: 65 Independent	Ms. Riley was appointed to our Board of Directors in June 2022. Ms. Riley most recently served as the interim President and Chief Executive Officer of PJM Interconnection, the largest electricity grid operator in the U.S, from 2019 to 2020. Prior to that, she was the Chief Financial Officer of Eastern Outfitters, LLC (formerly known as Vestis Retail Group, LLC) from 2015 to 2016, and the Executive Vice President – Finance and Administration from 2007 to 2011 and Senior Vice President and Chief Financial Officer from 2006 to 2007 of The Children’s Place. Prior to working at The Children’s Place, she was the Executive Vice President and Chief Financial Officer of Klinger Advanced Aesthetics, the Senior Vice President and Chief Financial Officer of Abercrombie & Fitch, among many other financial leadership positions at various other companies. Ms. Riley has served on the board of directors of Retail Trade Winds, the parent company of New York and Company from 2019 to 2020, where she was the chairman of the Business Transformation Committee and a member of the Audit Committee; PJM Interconnection from 2005 to 2020, where she held various leadership positions on the board of directors; Essendant Inc., a publicly traded distributor of office and industrial supplies, from 2012 to 2019, where she was the Chairman of the Audit Committee and a member of the Executive Committee; comStore Inc., a publicly traded cross platform measurement company that measures audiences, brands, and consumer behavior worldwide, from 2017 to 2018, where she was elected chairman of the board of directors; and StrongArm Technologies, a company that manufactures and sells safety equipment, from 2011 to 2017. From 2008 to 2019, she was also a member of the board of trustees of The Rochester Institute of Technology. Ms. Riley earned a B.S. in Business Administration & Accounting at The Rochester Institute of Technology and a Master of Business Administration at Pace University. Ms. Riley was selected to serve on our Board of Directors because of her extensive financial, retail, and board experience.

Ronald Robinson Age: 58 Independent	Mr. Robinson was appointed to our Board of Directors in May 2023. Mr. Robinson has served as Chief Supply Chain Officer of Designer Brands, Inc., one of North America’s largest designers, producers, and retailers of footwear and accessories, since June 2021. Prior to that, he was the owner of R Squared Consulting, LLC from February 2020 to June 2021, a consultant for apparel, footwear and accessories businesses, and from February 2016 to February 2020, he was the Chief Sourcing Officer of J. Crew Group. Prior to that, he served in a variety of positions at Ascena retail group (formerly Tween Brands, Inc. (TWB)), including as President of Ascena Global Sourcing from February 2013 to February 2016, Executive Vice President Supply Chain from April 2008 to January 2013, Senior Vice President Production Services from February 2006 to March 2008 and Vice President Sourcing & Tech Design of TWB from November 2001 to January 2006. Mr. Robinson holds a B.Sc. in Applied Chemistry (Colour Science and Technology) from Heriot-Watt University, Scottish College of Textiles and has a M.B.A. from Massachusetts Institute of Technology. Mr. Robinson was selected to serve on our Board of Directors given his extensive retail, sourcing, supply chain and manufacturing experience.

Name and Age of Director	Principal Occupation and Directorships
Scott K. Williams Age: 60 Independent	Mr. Williams was appointed to our Board of Directors in June 2018. Mr. Williams has served as Chief Executive Officer and a director of Batteries Plus Bulbs since January 2019. Mr. Williams previously served as President of Cabela’s, Inc. from February 2016 until the time it was acquired by Bass Pro Shops in October 2017. Prior to that he held the positions of Chief Commercial Officer from August 2015 to February 2016 and Chief Marketing and E-Commerce Officer at Cabela’s from October 2011 to August 2015. Previously, he was President of Fanatics, Inc., a pure-play growth company in licensed apparel. He had also served as Corporate Vice President for Wal-Mart Stores, Inc. with responsibility as General Manager of the Samsclub.com business unit, as well as overseeing digital marketing and call center operations. Prior to working at Wal-Mart, he was Senior Vice President of the Marketing and Direct Business segment of OfficeMax, Inc. Mr. Williams has served on the board of directors of Bob’s Discount Furniture since July 2018. He has also served as a non-executive director for Mood Media Corporation, an in-store media solutions provider, formerly traded on the Toronto Stock Exchange, from March 2016 to April 2017. Mr. Williams holds a B.S. in Business Administration at the University of Kansas and earned a Masters of Management degree from the Kellogg Graduate School of Management of Northwestern University. We selected Mr. Williams to serve on our Board of Directors given his considerable experience across both online and in-store retailing and his valuable insight on omnichannel strategies, brand marketing and operational excellence that he has gained while working at leading retailers like Cabela’s, Wal-Mart and OfficeMax.

Board of Directors

Each incumbent director standing for election at the 2024 Annual Meeting of Shareholders attended at least 75% of the board meetings and meetings of committees on which such director served that were held in fiscal 2023 while such director served on the Board of Directors or the committees. The Board of Directors held four meetings during fiscal 2023. While the Company does not have a policy requiring board members’ attendance at the annual meeting of shareholders, each director is strongly encouraged to attend our annual meeting of shareholders. All of the then current directors attended our 2023 annual meeting. As part of its corporate governance guidelines, the Board of Directors has established a general retirement age of 77, where no individual will be nominated for election to the Board of Directors after his or her 77th birthday. The Board of Directors may, at its discretion, waive the age limitation in special circumstances.

Any interested party who wishes to communicate directly with the Board of Directors, any of its committees, an independent director or with the independent directors as a group may do so by writing to the Secretary of the Company at 201 East Front Street, Mount Horeb, Wisconsin 53572 or by calling (608) 424-1544. The Secretary will forward a summary of all communications to the Board of Directors, that committee, that independent director or the independent directors as a group, as applicable.

Controlled Company

Because Mr. Schlecht controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of NASDAQ. Therefore, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or an independent nominating function. While our Board of Directors has determined to have both a compensation committee and nominating and governance committee, Mr. Schlecht serves as a member of both committees.

Board of Directors Composition

Our amended and restated bylaws provide that the size of our Board of Directors will be determined from time to time by a majority of the then authorized number of directors, but in no case may be less than one director. The Board of Directors currently consists of nine directors, seven of whom qualify as independent directors under the rules and regulations of the SEC and the NASDAQ Listing Rules. Diversity information regarding the Board of Directors and independence information relating to the committees of the Board of Directors is provided below.

Board Diversity Matrix (as of April 5, 2024)
Total Number of Directors. . . . 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Independence of our Board of Directors and Committees

The rules of NASDAQ generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent. Although we are a “controlled company” under the corporate governance rules of NASDAQ and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted to have a majority of the members of our Board of Directors be independent.

Accordingly, our Board of Directors has evaluated the independence of its members based upon the rules of the NASDAQ Stock Market and the SEC and the transactions referenced under “Certain Relationships and Related Party Transactions.” Applying these standards, our Board of Directors determined that none of the directors who currently serve, other than Mr. Schlecht and Mr. Sato, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of those directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Schlecht and Mr. Sato are not considered independent because Mr. Schlecht was previously employed as Chief Executive Officer and Executive Chairman of the Company, and is currently employed in the capacity of Senior Advisor, and Mr. Sato is currently employed as President and Chief Executive Officer of the Company. Our Board of Directors also determined that each non-employee director who serves as a member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence standards for such committee established by the SEC and the NASDAQ Listing Rules, as applicable.

Board of Directors Leadership Structure

The Board of Directors has not adopted a formal policy regarding the separation of the roles of chairman of the board and chief executive officer because the Board of Directors believes that it is in our best interests to make that determination from time to time based on the position and direction of our organization and the composition of our Board of Directors. As of the date of this proxy statement, the positions of the chairman of the board and the chief executive officer are separated and the individuals serving in those positions remain actively involved, on a full-time basis, in our business. We believe this is appropriate because the Board of Directors includes a number of seasoned independent directors. In concluding that having Mr. Schlecht serve as Chairman and Mr. Sato serve as Chief Executive Officer represents the appropriate structure for us at this time, our Board of Directors considered the benefits of having the Chairman serve as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. Our Board of Directors also considered Mr. Schlecht’s knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between our Board of Directors and our senior management and to provide leadership to the Board of Directors in coordinating our strategic objectives.

Our Board of Directors also recognizes that depending on the circumstances, other leadership models, such as combining the roles of chairman of the board and chief executive officer as we have in the past, may again be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees, each of which is governed in accordance with a written charter. These charters are available on the Company’s website at ir.duluthtrading.com under the “Corporate Governance—Documents & Charters” tab. Members of the Board of Directors serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

The members of the Audit Committee are Mr. Finch, Ms. Kennedy, Mr. Paschke and Ms. Riley. Mr. Finch, Ms. Kennedy, Mr. Paschke and Ms. Riley satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act.

Ms. Riley serves as the chair of our Audit Committee and has been designated as our “audit committee financial expert,” as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses the requisite financial sophistication, as defined under the applicable rules and regulations of NASDAQ. The Audit Committee operates under a written charter. Under its charter, our Audit Committee is responsible for, among other things:

•	overseeing our accounting and financial reporting processes;

•	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

•	reviewing and approving the scope of the annual audit and audit fees;

•	monitoring the rotation of the partners of our independent auditors on our engagement team as required by law;

•	discussing with management and independent auditors the results of the annual audit and review of quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	approving the retention of our independent auditors to perform any proposed permissible non-audit services;

•	overseeing the internal audit function;

•	reviewing cybersecurity and other information technology risks, controls and procedures, including mitigation strategies and planned responses to data breaches;

•	preparing the Audit Committee report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

The Audit Committee held five meetings during fiscal 2023.

Compensation Committee

The members of the Compensation Committee are Ms. Edwardson, Mr. Robinson, Mr. Schlecht and Mr. Williams. Ms. Edwardson serves as the chair of our Compensation Committee. Ms. Edwardson, Mr. Robinson and Mr. Williams are non-employee directors within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, and are independent directors as defined by the NASDAQ Listing Rules.

Under its charter, our Compensation Committee is responsible for, among other things:

•

determining cash compensation and cash compensation plans, including incentive compensation, amounts and terms of stock option or other equity awards, and terms of any agreements concerning employment, compensation or employment termination matters;

•

reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers and evaluating their performance in light of those goals and objectives;

•

monitoring the application of retirement and other fringe benefit plans for our chief executive officer and other executive officers, periodically reviewing succession plans for the chief executive officer and other executive officers and acting on behalf of the Board of Directors with respect to welfare plans and employee retirement;

•	administering the issuance of restricted stock and other awards under our 2015 Equity Incentive Plan and any other equity incentive plans;

•	reviewing succession plans for our key executive officers;

•	establishing, administering and certifying attainment of performance goals as the committee deems appropriate;

•	reviewing and assessing guidelines regarding vice president-level employee and above and outside director stock ownership, and such employees’ and directors’ compliance with such guidelines;

•	reviewing the compensation of the Board of Directors and its committees, and recommending revisions to the Board of Directors;

•	administering the Company’s Employee Stock Purchase Plan;

•	periodically reporting to the Board of Directors regarding the committee’s activities; and

•	reviewing and evaluating the performance of the Compensation Committee, including compliance with its charter.

The Compensation Committee may delegate authority with respect to any of its functions to officers of the Company, committees comprised of such persons, or a subcommittee of the Committee, including a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act.

The Compensation Committee held four meetings during fiscal 2023.

For fiscal 2023, the Compensation Committee approved “executive officer”-related compensation and the Board of Directors ratified the compensation related to Mr. Sato, as President and Chief Executive Officer. The Compensation Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”) to provide advice from time to time on executive officer and non-employee director compensation and matters related to the Company’s compensation practices. The Compensation Committee has evaluated the independence of Meridian pursuant to SEC and NASDAQ rules and no relationships were identified that would impact Meridian’s independence or present a conflict of interest.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Finch, Ms. Edwardson, Mr. Paschke, Mr. Schlecht and Mr. Wiliams. Mr. Finch serves as the chair of our Nominating and Governance Committee. Mr. Finch, Ms. Edwardson, Mr. Paschke and Mr. Williams are independent directors as defined by the NASDAQ Listing Rules. Under its charter, our Nominating and Governance Committee is responsible for, among other things:

•	providing recommendations to the Board of Directors to enhance the Board of Directors’ effectiveness;

•	developing and recommending to the Board of Directors corporate governance policies, reevaluating such policies and recommending to the Board of Directors any revisions;

•

except to the extent delegated to another committee of the Board of Directors, overseeing the Company’s initiatives relating to environmental and social matters as they pertain to the Company’s business and long-term strategy, including diversity and inclusion and other initiatives related to the Company’s operations and engagement with associates, customers, suppliers and communities;

•	assessing the Board of Directors’ needs and identifying suitable candidates for consideration as nominees to the Board of Directors;

•	reviewing the qualifications of all candidates proposed for Board of Directors membership, including candidates nominated by shareholders in accordance with our bylaws;

•

recommending annually to the Board of Directors the nominees to stand for election at the annual meeting and recommending nominees to fill vacancies on the Board of Directors as necessary and appropriate;

•	developing and reviewing succession plans for the directors;

•	coordinating the annual self-evaluation of the performance of the Board of Directors and each of its committees;

•	recommending the creation of committees of the Board of Directors and recommending directors to be selected for membership on committees of the Board of Directors;

•	evaluating and recommending to the Board of Directors appropriate levels and terms of the Company’s insurance for officers and directors;

•	periodically reporting to the Board of Directors regarding the committee’s activities; and

•	reviewing and evaluating the performance of the Nominating and Governance Committee, including compliance with its charter.

When reviewing the qualification of proposed Board of Directors nominees, including candidates nominated by shareholders in accordance with our bylaws, the Nominating and Governance Committee considers whether each candidate would qualify as independent under the applicable NASDAQ Listing Rules, and where appropriate, his or her financial expertise, and any other qualifications the Nominating and Governance Committee deems relevant.

The Nominating and Governance Committee held five meetings during fiscal 2023.

Board of Directors Oversight of Risk

The Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors intends to satisfy this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within the Company as well as through internal and external audits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Mr. Schlecht served as a member of our Compensation Committee during fiscal 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since January 31, 2022, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, or 5% shareholder of any class of our common stock, had or will have a direct or indirect material interest.

Leasing Arrangements

Effective April 3, 2019, we entered into a lease with Schlecht Retail Ventures LLC for our photo studio located at 119 S. 2nd Street, Mt. Horeb, Wisconsin. The lease provides for a base monthly rent of $4,083 with a 2% increase each year. The initial term of the lease is for five years and began on June 1, 2019. We have the option to extend the term for up to two additional periods of five years.

We leased a 7,710 square foot building and the surrounding land for our flagship store located at 100 West Main Street, Mt. Horeb, Wisconsin (the “Flagship Lease”), from Schlecht Retail Ventures LLC, the sole members of which are Mr. and Mrs. Schlecht. The Flagship Lease began February 14, 2010 and was scheduled to expire on February 28, 2025. Effective January 17, 2017, we terminated our Flagship Lease and entered into a new lease for the same 7,710 square foot building, along with the surrounding land located at 100 West Main Street, Mt. Horeb, Wisconsin and an additional 5,416 square foot building in order to expand our square footage of our flagship store at 102 West Main Street, Mt. Horeb, Wisconsin (the “Current Flagship Lease”). The Current Flagship Lease began on February 1, 2017 and expires on January 31, 2027, with multiple options to renew thereafter. The Current Flagship Lease provides for initial monthly rent payments of $12,000 in years one through three, rent payments of $12,600 in years four through seven, and monthly rent payments of $13,104 in years eight through ten.

The aggregate amount of all periodic payments due under the leases described above after our fiscal year ended January 28, 2024 are as follows:

	Total	Less Than 1 Year	1-2 Years	3-5 Years	More than 5 Years
Retail and Office space, 100 and 102 West Main Street, Mt. Horeb, WI	$471,750	$157,250	$314,500	—	—
119 S. 2nd Street, Mt. Horeb, WI	$17,680	$17,680	—	—	—

Total	$489,430	$174,930	$314,500	—	—

Other Transactions

We entered into an employment agreement with Mr. S. Schlecht on August 5, 2015 (the “Employment Agreement”) and amended and restated it on May 27, 2021 (the “Amended and Restated Employment Agreement”). Mr. S. Schlecht served as Executive Chairman and Chief Executive Officer until May 2021 and currently serves as Chairman and Senior Advisor under the Amended and Restated Employment Agreement. Under the Employment Agreement and the Amended and Restated Employment Agreement, we agreed to pay a base salary with an annual opportunity to increase. Mr. S. Schlecht is also eligible for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time. In fiscal years 2022 and 2023, Mr. S. Schlecht received compensation of approximately $275,000 each year. Mr. S. Schlecht will serve on our Board of Directors for the duration of his time as Senior Advisor. His employment with the Company will end on the date of the annual meeting of the shareholders of the Company in 2025, unless otherwise terminated earlier.

Richard W. Schlecht, the son of Mr. S. Schlecht, receives compensation in his capacity as Senior Vice President of Product Development and Sourcing. Richard W. Schlecht received compensation of $502,458 in fiscal 2022 and $838,727 for fiscal 2023.

Since January 31, 2022, there have been no other transactions (other than otherwise noted herein) and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

Policies and Procedures for Related-Party Transactions

Our Board of Directors adopted a written related party transaction policy regarding transactions with related persons. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) promptly disclose to our chief financial officer any “related party transaction” (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The chief financial officer will then promptly communicate that information to our Audit Committee. No related party transaction will be executed without the approval or ratification of our Audit Committee or our Board of Directors. It is our policy that directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest. The policy also contains standing authorizations for certain transactions previously disclosed in the Company’s filings with the SEC.

PROPOSAL TWO: ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), our shareholders are entitled to vote to approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, we are asking shareholders to approve the following nonbinding resolution regarding the compensation of our named executive officers as disclosed in this proxy statement:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

This vote is often referred to as a “say-on-pay” vote. As an advisory vote, the “say-on-pay” vote is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation policies and practices in response to these results.

For example, the Company held a say-on-pay vote at its 2023 annual meeting of shareholders to approve the compensation of its named executive officers. This shareholder resolution was approved by approximately 94% of the votes cast. The Board of Directors and the Compensation Committee have considered the results of this vote in making determinations regarding the executive compensation policies and practices described in the proxy statement.

Approval of the Company’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation of the Company’s named executive officers as described in this proxy statement, and your proxy will be so voted unless you specify otherwise.

EXECUTIVE COMPENSATION

Overview

This section provides compensation information about the following individuals:

•	Samuel M. Sato, our President and Chief Executive Officer

•	Albert J. Sutera, our Senior Vice President, Chief Technology Officer and Logistics

•	David S. Homolka, our Senior Vice President of Talent, DE&I, and Retail Operations

•	David Loretta, Former Senior Vice President and Chief Financial Officer

In the discussion below, we refer to this group of executives as the “named executive officers” or “NEOs,” which includes the “executive officers” for whom disclosure is required under the applicable rules of the SEC. The remainder of this section provides a general summary of our compensation policies and practices and discusses the aggregate compensation we paid to our named executive officers in fiscal 2022 and fiscal 2023. As a smaller reporting company, we are not required to provide a “Compensation Discussion and Analysis” under Item 402 of Regulation S-K.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers for service during the last two completed fiscal years:

Name and Principal Positions	Years	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Samuel M. Sato	2023	832,000	—	2,496,002	—	3,328,002
President and Chief Executive Officer	2022	832,000	—	2,064,013	—	2,896,013

Albert J. Sutera
Senior Vice President, Chief Technology Officer and Logistics	2023	376,610	—	555,003	—	931,613

David S. Homolka	2023	363,342	—	544,327	—	907,669
Senior Vice President of Talent, DE&I, and Retail Operations	2022	355,439	—	173,997	—	529,436

David Loretta	2023	289,187	—	662,704	—	951,891
Former Senior Vice President and Chief Financial Officer(3)	2022	437,736	—	211,836	—	644,572

(1)

The amounts in this column represent the aggregate grant date fair values of restricted stock awards granted in fiscal 2023 and fiscal 2022, computed in accordance with FASB ASC Topic 718 for the applicable fiscal year. The assumptions used to determine these values are described in Note 2 to our Consolidated Financial Statements in our annual report on Form 10-K for the fiscal years ended January 28, 2024 and January 29, 2023. Pursuant to the applicable rules of the SEC, amounts shown exclude the impact of the estimated forfeitures related to service-based vesting conditions.

(2)

The NEOs participate in certain group life, health and disability insurance plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The NEOs also participate in an executive medical reimbursement plan with a total value of less than $10,000 per NEO and is therefore not disclosed in the Summary Compensation Table.

(3)

Mr. Loretta resigned as Senior Vice President and Chief Financial Officer effective September 15, 2023. The amount reflected in the “Stock Awards” column relates to awards that were forfeited by Mr. Loretta in connection with his resignation.

Samuel M. Sato Employment Agreement

We entered into an employment agreement with Mr. Sato on May 3, 2021 (the “Effective Date”), pursuant to which he serves as President and Chief Executive Officer. Under the employment agreement, we agreed to pay a base salary with an annual opportunity to increase. Mr. Sato is also eligible for participation in the Company’s annual incentive bonus plans and grants of equity compensation offered by the Company to its senior executives from time to time. Mr. Sato will serve on our Board of Directors for the duration of his time as President and Chief Executive Officer.

Mr. Sato and/or his family are entitled to participate in all applicable qualified and nonqualified retirement plans, and all applicable welfare benefit plans to the same extent as our other senior executives. Mr. Sato is also entitled to 200 hours of “paid time off” (i.e., sick days, personal days and vacation days) per calendar year (pro-rated for partial years). Mr. Sato will also be reimbursed for reasonable out-of-pocket expenses incurred in the course of performing his duties for the Company in accordance with the Company’s reimbursement policies for senior executives as in effect from time to time. The Company was obligated to reimburse Mr. Sato up to $225,000 to relocate to Madison, Wisconsin in accordance with the Company’s Senior Executive Relocation Policy.

Mr. Sato’s employment will be terminated under the following circumstances: (i) immediately upon his death or determination of “disability;” (ii) immediately for “cause” subject to the Company giving him written notice stating the basis of such termination; (iii) upon his voluntary termination other than with “good reason,” with 90 days prior notice, or at such other earlier time as may be mutually agreed by the Company and him; (iv) immediately by the Company without “cause” upon the Company providing notice to him; and (v) his termination for “good reason” at which time his employment and all the Company’s obligations under the agreement will terminate except as specifically provided.

If Mr. Sato is terminated due to death or “disability,” he will have the right to receive: (a) any unpaid base salary with respect to the period prior to the effective date of termination, (b) payment of any accrued but unused paid time off, (c) all vested benefits to which he is entitled under applicable benefit plans, (d) reimbursement of expenses in accordance with the Company’s reimbursement policies (clauses (a)-(d) collectively, the “Accrued Obligations”), and (e) provided that he, or a representative of his estate, executes and delivers to us an irrevocable release of all employment-related claims against the Company, a pro-rated annual incentive bonus payment (based on the number of days worked in that fiscal year) for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year, payable in a lump sum. If Mr. Sato is terminated for “cause” or voluntarily terminates his employment other than with “good reason,” he will have no further rights against us, except for the right to receive the Accrued Obligations. If his employment is terminated without “cause” or he resigns with “good reason” and such termination does not occur within the period that begins 30 days prior to a “change in control” and ends two years following a “change in control”, then Mr. Sato will have no further rights against the company except to receive the Accrued Obligations and “severance payments,” but only for so long as he complies with certain confidentiality, non-competition and non-solicitation restrictions for a specified period of time after employment. “Severance payments” means twelve months of base salary continuation for Mr. Sato and a pro-rated annual incentive bonus payment (based on the number of days worked in that fiscal year) for the fiscal year in which termination occurs based on actual performance-based bonus attainments for such fiscal year. To the extent it does not result in a tax or penalty on the Company, “severance payments” also means reimbursement for the portion of the premiums paid by Mr. Sato to obtain COBRA continuation health coverage that equals the Company’s subsidy for health coverage for active employees (including family coverage, if applicable) for twelve months, following the termination of his employment. Additionally, Mr. Sato’s annual incentive bonus and the treatment of his equity awards will be governed by the terms of the applicable plans or grant agreements. If Mr. Sato is terminated “without cause” or for “good reason” during a “change in control period”, then Mr. Sato will have no further rights against the Company except to receive the Accrued Obligations and “change in control severance payments”, which includes (A) a lump-sum payment of two and one-half times the sum of (x) twelve (12) months of base salary and (y) annual target bonus for the fiscal year in which termination occurs, and (B) COBRA continuation payments for eighteen (18) months following the date employment terminates.

Under the employment agreement, we may compute whether there would be any “excess parachute payments” payable to Mr. Sato within the meaning of Section 280G of the Internal Revenue Code of 1986, as

amended (the “Code”), payable to him under his employment agreement or any other plan, agreement or otherwise. If there would be any excess parachute payments, we, based on the advice of our legal or tax counsel, will compute the net after-tax proceeds related to such parachute payments, taking into account the excise tax imposed by Section 4999 of the Code, as if (i) such parachute payments were reduced, but not below zero, such that the total parachute payments payable to Mr. Sato would not exceed three times the “base amount” as defined in Section 280G of the Code, less one dollar; or (ii) the full amount of such parachute payments were not reduced. If reducing the amount of such parachute payments otherwise payable would result in a greater after-tax amount to Mr. Sato such reduced amount will be paid to him and the remainder will be forfeited. If not reducing such parachute payments otherwise payable would result in a greater after-tax amount to him, then such parachute payments will not be reduced.

The employment agreement includes certain confidentiality, non-competition and non-solicitation restrictions during the term of employment and for a specified period of time thereafter.

Offer Letters

Messrs. Homolka and Sutera are not, and Mr. Loretta was not, party to an employment agreement with us but received compensation in accordance with their offer letters with the Company, which describe the elements of their compensation, including base salary, short- and long-term incentive opportunities and eligibility to participate in the Company’s healthcare and other benefit plans. Each element of compensation for these NEOs is subject to review and approval by the Compensation Committee.

Bonus Payouts and Annual Incentive Plan

We remain committed to setting our goals to align with delivering strong financial performance. For our 2023 Short-Term Incentive Plan, the Compensation Committee approved Adjusted EBITDA as a performance measure, which accounts for 100% of the annual incentive opportunity.

Fiscal 2022 Bonus:

For fiscal 2022, and under our Annual Incentive Plan, the target award for Mr. Sato was 100% of his base salary, and the target awards for Messrs. Homolka and Loretta were 65% of their base salaries. The performance metric for fiscal 2022 was Adjusted EBITDA. The Adjusted EBIDTA threshold outcome for fiscal 2022 was not achieved. Accordingly, we did not pay an annual incentive payout to our NEOs in fiscal 2022.

Fiscal 2023 Bonus:

For fiscal 2023, and under our Annual Incentive Plan, the target award for Mr. Sato was 100% of his base salary, and the target awards for Messrs. Homolka, Sutera and Loretta were 65% of their base salaries. The performance metric for fiscal 2023 was Adjusted EBITDA. The Adjusted EBIDTA threshold outcome for fiscal 2023 was not achieved. Accordingly, we did not pay an annual incentive payout to our NEOs in fiscal 2023.

Annual Incentive Plan

We adopted the Annual Incentive Plan of Duluth Holdings Inc., which became effective February 1, 2016 and was approved by our shareholders in advance of our IPO. The Compensation Committee approved amendments to the Annual Incentive Plan on February 21, 2018 to reflect the Tax and Jobs Act of 2017’s repeal of the performance- based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, and on February 20, 2024 to provide the Company with additional flexibility to make awards requiring employment beyond the end of the applicable fiscal year. The following is a description of the material features and provisions of our Annual Incentive Plan.

Objectives. Our Annual Incentive Plan permits us to establish a correlation between compensation and the financial performance of our Company by providing annual cash compensation to participants based on the achievement of specified performance goals.

Administration and Eligibility. The Annual Incentive Plan is administered by our Compensation Committee. The Compensation Committee has full power and authority to select the participants to whom awards will be granted and to determine the specific terms and conditions of each award, subject to the provisions of the Annual Incentive Plan. Participation in the Annual Incentive Plan is limited to our executive officers.

Awards. The Annual Incentive Plan provides for the grant of incentive awards, which entitle the participant to receive a cash award upon the attainment of specified performance goals for a given fiscal year. The Compensation Committee may specify one or more performance goals applicable to a participant for a given fiscal year. The Compensation Committee will establish a threshold, target, and maximum level of achievement for the specified performance goal(s) applicable to a participant’s incentive award that will yield a corresponding threshold, target, or maximum award opportunity payable in cash. Unless otherwise determined by the Compensation Committee at the time the award opportunities are established, achievement of a performance goal between the various levels of achievement for the specified performance goal(s) will result in a payout that is linearly interpolated between the threshold and target opportunities and between the target and maximum opportunities.

The performance goals will be any one or more of the following performance criteria (the “Performance Goals”), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: net income; revenue; earnings per share; return on investment; return on invested capital; return on equity; return on assets or net assets; shareholder returns (either including or excluding dividends) over a specified period of time; financial return ratios; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); amount of expense; economic profit; gross profit; gross profit margin percentage; operating profit; operating profit margin percentage; amount of indebtedness; debt ratios; earnings before bonus, interest, taxes, depreciation, amortization or stock based compensation (or any combination thereof); share value; return on capital employed; return on average capital employed; strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing; customer satisfaction; productivity ratios; new product invention or innovation; attainment of research and development milestones; or such other subjective or objective performance measures, including individual goals deemed appropriate by the Compensation Committee.

The Compensation Committee may specify any reasonable definition of the above criteria at the time it sets the goals for an award.

Even if the Performance Goals applicable to a participant have been met, (i) no Incentive Award to such participant with respect to a performance year shall exceed $5,000,000, and (ii) the Compensation Committee expressly reserves, in its discretion, the right to adjust any Incentive Award otherwise determined under the Plan to reflect any extraordinary items or such other factors as it may deem relevant if it determines it is in the best interests of the Company to do so.

Participants. Except as otherwise set forth in a written agreement between us and a participant or as determined by the Compensation Committee, a participant shall receive no incentive award for a year if the participant’s employment with the company terminates prior to the last day of the fiscal year for which an award is applicable for any reason.

Executive Officer Compensation Recovery Policy

The Company maintains an executive officer compensation recovery policy. Pursuant to this policy, the Company shall recover from its executive officers erroneously awarded compensation that was based on an accounting restatement. The Compensation Committee administers the policy and must determine promptly (in no event later than 90 days after the restatement date) the amount of any erroneously awarded compensation that each executive officer received during the clawback period and provide written notice of the amount to such executive officer demanding repayment.

Stock Ownership Policy

The Company maintains stock ownership guidelines requiring officers and directors to own and hold shares of Class B common stock of the Company to further align their interests with the long-term interests of shareholders. Officers and directors must own shares of Class B common stock of the Company with an aggregate value equal to or greater than the applicable amount in the following schedule:

• Chair	3x cash base salary

• Chief Executive Officer	4x cash base salary

• Non-Employee Directors	3x annual cash retainer

• Vice Presidents and Senior Vice Presidents	1x cash base salary

Shares of Class B common stock held by an officer or director in any of the following forms count toward a participant’s satisfaction of the applicable minimum ownership requirements: (i) shares owned directly, (ii) shares owned indirectly (e.g., by immediate family members or in a trust), and (iii) time-vested restricted stock.

Officers and directors have five years to meet the applicable ownership requirement, measured from the later of the adoption of the policy or the date such participant is first appointed as a vice president, senior vice president or director. Participants promoted to higher-level positions with an increased stock ownership requirement have five years from the date of promotion to meet the applicable ownership requirement.

Any participant who has not met the applicable minimum ownership requirement is required to retain fifty percent of the net after-tax shares received by a participant upon exercise or vesting of awards received under the Company’s equity incentive plan. Compliance is reviewed annually by the compensation committee. All officer and director participants currently comply with the Company’s stock ownership guidelines.

Outstanding Equity Awards at Fiscal Year End 2023 Table

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of January 28, 2024:

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)
Samuel M. Sato	105,788	(2)	518,361
	31,008	(3)	151,939
	96,745	(4)	474,051
	126,252	(5)	618,635
	252,504	(6)	1,237,270
Albert J. Sutera	36,743	(11)	180,041
	28,073	(6)	137,558
	56,146	(10)	275,115
David S. Homolka	4,701	(7)	23,035
	5,340	(8)	26,166
	10,549	(9)	51,690
	27,533	(6)	134,912
	55,066	(10)	269,823
David Loretta	—	(12)	—	(12)

(1)	Value based on the closing price of $4.90 on January 26, 2024.
(2)	Restricted stock scheduled to vest on May 3, 2024.
(3)	Restricted stock scheduled to vest on March 14, 2025.
(4)

Restricted stock scheduled to vest in four equal installments. The first installment vested on March 14, 2023, the second installment vested on March 14, 2024, and the remaining installments are scheduled to vest on March 14, 2025, and March 14, 2026.

(5)	Restricted stock scheduled to vest on March 13, 2026.
(6)

Restricted stock scheduled to vest in four equal installments. The first installment vested on March 13, 2024, and the remaining installments are scheduled to vest on March 13, 2025, March 13, 2026, and March 13, 2027.

(7)

Restricted stock scheduled to vest in four equal installments. The first installment vested on February 3, 2021, the second installment vested on February 3, 2022, the third installment vested on February 3, 2023, and the remaining installment vested on February 3, 2024.

(8)

Restricted stock scheduled to vest in four equal installments. The first installment vested on March 22, 2022, the second installment vested on March 22, 2023, the third installment vested on March 22, 2024, and the remaining installment is scheduled to vest on March 22, 2025.

(9)

Restricted stock scheduled to vest in four equal installments. The first installment vested on April 4, 2023, the second installment vested on April 4, 2024, the third installment is scheduled to vest on April 4, 2025, and the remaining installment is scheduled to vest on April 4, 2026.

(10)

Restricted stock scheduled to vest in three equal installments. The first installment is scheduled to vest on September 13, 2024, the second installment is scheduled to vest on March 13, 2025, and the remaining installment is scheduled to vest on March 13, 2026.

(11)	Restricted stock scheduled to vest on August 15, 2025.
(12)	Mr. Loretta resigned as Senior Vice President and Chief Financial Officer effective September 15, 2023.

2015 Equity Incentive Plan

We adopted the 2015 Equity Incentive Plan of Duluth Holdings Inc., which was effective following approval by our Board of Directors and shareholders upon consummation of our IPO. The following is a description of the material features and provisions of our 2015 Equity Incentive Plan.

Objectives. Our 2015 Equity Incentive Plan permits us to provide compensation alternatives such as stock options, shares, restricted stock awards, restricted stock unit awards, deferred stock awards and performance share awards, using or based on our Class B common stock.

Administration and Eligibility. The 2015 Equity Incentive Plan is administered by our Compensation Committee. The Compensation Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Equity Incentive Plan. The Compensation Committee can delegate authority under the 2015 Equity Incentive Plan.

Authorized Shares. As of January 28, 2024, there were 1,132,772 shares of Class B common stock available for issuance under the 2015 Equity Incentive Plan and may be treasury stock or authorized but unissued stock. No individual participant will be eligible to receive grants of options for more than an aggregate of 807,315 shares of Class B common stock during any fiscal year; the aggregate number of shares of restricted stock that are subject to vesting based on Performance Goals (as that term is defined under the heading “Annual Incentive Plan”) plus the number of restricted stock units that are subject to vesting based on Performance Goals granted to any one participant during the fiscal year shall be limited to 807,315; and the maximum amount of performance share units granted to any one employee of the Company during any fiscal year will be limited to 807,315. For purposes of this limitation, the maximum number of performance share units granted will be determined based on a maximum number of shares of Class B common stock issuable under an award of performance share units, rather than the target number of shares of Class B common stock issuable thereunder.

Performance Goals. The 2015 Equity Incentive Plan allows awards to be granted based on the achievement of performance goals. The performance goals will be any one or more of the following performance criteria (the “Performance Goals”), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: net income; revenue; earnings per share; return on investment; return on invested capital; return on equity; return on assets or net assets; shareholder returns (either including or excluding dividends) over a specified period of time; financial return ratios; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); amount of expense; economic profit; gross profit; gross profit margin percentage; operating profit; operating profit margin percentage; amount of indebtedness; debt ratios; earnings before bonus, interest, taxes, depreciation, amortization or stock based compensation (or any combination thereof); share value; return on capital employed; return on average capital employed; strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing; customer satisfaction; productivity ratios; new product invention or innovation; attainment of research and development milestones; or such other subjective or objective performance measures, including individual goals deemed appropriate by the Committee. To the extent an award is subject to the achievement of a Performance Goal, the Compensation Committee shall identify the specific Performance Goal applicable to such award and it shall follow any procedures to certify that the Performance Goal(s) applicable to such award are met before the award is earned.

Awards. The 2015 Equity Incentive Plan allows awards of options, shares, restricted stock, restricted stock units, deferred stock and performance share units.

Stock options awarded under the 2015 Equity Incentive Plan may not have an exercise price that is less than the fair market value of the Class B common stock on the date of the option grant. The term of each option granted under the 2015 Equity Incentive Plan will not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and, subject to the provisions of the 2015 Equity Incentive Plan, the period of time, if any, after a participant’s death, disability or termination of employment during which options may be exercised.

Restricted stock awards are shares of our Class B common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever vesting conditions it determines to be appropriate. Restricted stock that does not vest is subject to forfeiture. Restricted stock unit awards are units entitling the recipient to receive shares of stock upon the lapse of vesting conditions, and subject to such restrictions and other conditions, as the Compensation Committee shall determine.

Deferred stock is a right entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the Compensation Committee shall determine.

Performance share units entitle the recipient to receive shares of stock upon the attainment of specified performance goals, and subject to such restrictions and conditions, as the Compensation Committee shall determine.

Persons holding unexercised options, restricted stock units, deferred stock or performance share units have no rights as shareholders with respect to such options, restricted stock units, deferred stock or performance share units. Except as otherwise provided by the Compensation Committee, no dividends, distributions or dividend equivalents will be made with respect to options, restricted stock units, deferred stock or performance share units.

The Compensation Committee determines the number of shares subject to awards granted to a participant under the 2015 Equity Incentive Plan.

Participants. If the employment of a participant terminates, or service to us by any non-employee participant terminates, other than due to the participants’ death or disability or certain terminations following a change of control, all unvested awards held by such participant (except as otherwise provided in the related award agreement) will immediately terminate. Vested option awards, to the extent unexercised, will terminate 90 days after a participant’s termination of employment or service and will be exercisable during the 90-day period, unless the award agreement provides otherwise.

If the employment of a participant terminates, or service to us by any non-employee participant terminates, due to death or following a participant’s disability, all unvested awards then held by the participant (except as otherwise provided in the related award agreement) will become vested, and all option awards to the extent vested but unexercised will terminate one year after such termination of employment or service and will be exercisable during the one-year period, unless the award agreement provides otherwise.

Notwithstanding the foregoing, if a participant’s termination of employment or service is a termination for cause, as defined in the plan, to the extent any award is not effectively exercised or has not vested prior to such termination, it will lapse or be forfeited immediately upon such termination. In all events, an award will not be exercisable after the end of its term as set forth in the related award agreement.

Plan Amendment or Termination. Our Board of Directors may, at any time, amend or terminate the plan. However, no amendment or termination may, in the absence of written consent to the change by the affected plan participant, adversely affect the rights of the participant or beneficiary under any award granted under the plan prior to the date such amendment is adopted. In addition, no amendment may increase the number of shares of our Class B common stock that may be delivered pursuant to awards under the plan without the approval of our shareholders, except for certain adjustments as set forth in the plan.

Combinations. In the event of any change in our outstanding Class B common stock by reason of a stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or similar event, the Compensation Committee shall adjust proportionally the number of Class B common stock shares reserved for future issuance under the plan, the number of shares subject to outstanding awards, and the exercise price applicable to each option. In the event of a merger, consolidation, or reorganization with another corporation where we are not the surviving corporation, or a transaction in which we cease to be publicly traded, the

Compensation Committee shall, subject to the approval of our board or the board of any corporation assuming our obligations, either substitute the award with a similar award from the surviving corporation or cancel the award and pay its value to the participant.

Change in Control. If, within twelve months following the date on which we experience a change in control, a participant’s employment terminates without cause, including a voluntary termination of employment for good reason, all unvested awards then held by the participant will become vested, except as otherwise determined by the Compensation Committee or when an award is subject to a performance goal. When an award is subject to achievement of a performance goal, the achievement of the performance goal will be deemed satisfied at target performance level upon a change in control and the award will continue to vest based upon the time-based service vesting criteria, if any, contained in the award, except as may otherwise be determined by the Compensation Committee. Furthermore, for awards subject to a performance goal, if, within twelve months following the date on which we experience a change in control, a participant’s employment is terminated without cause, including a voluntary termination of employment for good reason, then any time-based service vesting criteria will be deemed satisfied upon the termination, except as otherwise determined by the Compensation Committee.

Executive Change in Control Severance Plan and Executive General Severance Plan

The Compensation Committee adopted and approved the Duluth Holdings Inc. Executive Change in Control Severance Plan (the “Change in Control Severance Plan”) and the Duluth Holdings Inc. Executive General Severance Plan (the “General Severance Plan”, and together with the Change in Control Severance Plan, the “Severance Plans”). Mr. Homolka and Mr. Sutera, in addition to other executive officers, are participants in the Severance Plans. Mr. Loretta was a participant in the Severance Plans, but was not entitled to receive any benefits thereunder in connection with his resignation. Mr. Sato was not designated as a participant in the Severance Plans as he is entitled to severance benefits under his employment agreement. Participants in our Severance Plans are not entitled to receive a duplication of severance benefits. In the event that a participant is a participant in the Company’s General Severance Plan at the time of a qualifying termination under the Change in Control Severance Plan, no benefits shall be payable to such participant under the Company’s General Severance Plan and such participant will only be eligible for the severance benefits payable under the Change in Control Severance Plan.

Executive General Severance Plan:

The General Severance Plan provides severance benefits to those individuals selected as participants by the Compensation Committee of the Board of Directors.

If a participant incurs a qualifying termination, then the participant would be entitled to receive severance benefits. A participant would not be entitled to receive severance benefits if the participant’s employment with the Company ends for reasons other than a qualifying termination. A qualifying termination means a termination of employment from the Company and its affiliates that occurs under the following circumstances: (1) an involuntary termination of participant’s employment by the Company for reasons other than cause or death pursuant to a notice of termination delivered to participant by the Company no later than thirty (30) days prior to participant’s termination of employment, or (2) a voluntary termination by participant for good reason pursuant to a notice of termination delivered to the Company by participant in accordance with the General Severance Plan.

In the event participant becomes entitled to receive severance benefits, the Company shall provide participant with the following:

•

Accrued Obligations. A lump-sum amount paid in accordance with applicable law that includes earned but unpaid base salary, unreimbursed business expenses, and all other vested benefits to which participant is entitled under any applicable benefit plan as of the effective date of termination.

•

Cash Severance. A lump-sum amount equal to the product of (i) participant’s severance multiple and (ii) participant’s base salary, paid to the participant following the effectiveness of the release agreement, but in no event later than the sixtieth (60th) day following the effective date of termination. The cash severance multiple for each of Mr. Homolka and Mr. Sutera is 0.75.

•

Pro Rata Actual Bonus. A lump sum amount paid to participant in an amount equal to the annual incentive participant would have earned under the Company’s annual incentive plan if participant had remained employed through the end of the then outstanding bonus plan year, adjusted on a pro rata basis based on the number of days participant was actually employed during the bonus plan year in which participant incurs a qualifying termination, paid to participant at the same time as bonuses are paid to members of senior management of the Company.

•

Continuation of Health Care Benefits. To the extent it does not result in a tax or penalty on the Company, reimbursement for that portion of the premiums paid by participant to obtain COBRA continuation health coverage that equals the Company’s subsidy for health coverage for active employees with family coverage (if applicable) grossed up so that participant will be made whole for such premiums on an after-tax basis for a period of nine (9) months following the effective date of termination (provided that participant has not obtained health coverage from any other source and is not eligible to receive health coverage from any other employer, in which event participant shall promptly notify the Company of the alternative health coverage and shall no longer be entitled to reimbursement).

The treatment of any awards under the Company’s equity incentive plans that may be outstanding on participant’s effective date of termination shall be determined under the applicable equity incentive plan under which the award was granted and the related award agreement.

As a condition to participating, participant must sign a restrictive covenant agreement prior to receiving any severance benefits. If a participant breaches any of the covenants, the Committee may, in its sole discretion, determine that the participant (i) shall forfeit any unpaid portion of the payments or benefits provided and/or (ii) shall repay to the Company any amounts previously paid to the participant pursuant to the General Severance Agreement.

Executive Change in Control Severance Plan:

The Change in Control Severance Plan provides severance benefits to those individuals selected as participants by the Compensation Committee of the Board of Directors.

If a participant incurs a qualifying termination, then the participant would be entitled to receive severance benefits. A participant would not be entitled to receive severance benefits if the participant’s employment with the Company ends for reasons other than a qualifying termination. A qualifying termination means a termination of employment from the Company and its affiliates under the following circumstances: (1) an involuntary termination of participant’s employment by the Company for reasons other than cause or death pursuant to a notice of termination delivered to participant by the Company within six (6) months prior to or upon or within 24 months after a change in control, or (2) a voluntary termination by participant for good reason pursuant to a notice of termination delivered to the Company by participant within six (6) months prior to or upon or within 24 months after a change in control.

In the event participant becomes entitled to receive severance benefits, the Company shall provide participant with the following:

•

Accrued Obligations. A lump-sum amount paid in accordance with applicable law that includes earned but unpaid base salary, unreimbursed business expenses, and all other vested benefits to which participant is entitled under any applicable benefit plan as of the effective date of termination.

•

Cash Severance. A lump-sum amount equal to the product of (i) participant’s severance multiple and (ii) the sum of the following: (A) participant’s base salary and (B) participant’s target annual bonus in the year of termination (or, if greater, participant’s target annual bonus in the year of the change in control), paid to the participant following the effectiveness of the release agreement, but in no event later than the sixtieth (60th) day following the effective date of termination. The cash severance multiple for each of Mr. Homolka and Mr. Sutera is 2.0.

•

Pro Rata Target Bonus. A lump-sum amount equal to participant’s target annual bonus, adjusted on a pro rata basis based on the number of days participant was actually employed during the bonus plan year in which participant incurs a qualifying termination, paid to the participant following the effectiveness of the release agreement, but in no event later than the sixtieth (60th) day following the effective date of termination.

•

Continuation of Health Care Benefits. To the extent it does not result in a tax or penalty on the Company, reimbursement for that portion of the premiums paid by participant to obtain COBRA continuation health coverage that equals the Company’s subsidy for health coverage for active employees with family coverage (if applicable) grossed up so that participant will be made whole for such premiums on an after-tax basis for a period of eighteen (18) months following the date of employment termination.

•

Outplacement Services. Participant shall be entitled to outplacement services until the first to occur (i) the twelve (12) month anniversary of participant’s effective date of termination or (ii) the date participant accepts an offer of new employment, subject to a maximum reimbursed amount of $30,000.

Similar to the General Severance Plan, a participant must sign a restrictive covenant agreement prior to receiving any severance benefits, and the treatment of any awards under the Company’s equity incentive plans that may be outstanding on participant’s effective date of termination shall be determined under the applicable equity incentive plan under which the award was granted and the related award agreement.

Restriction on Hedging and Pledging

The Company’s employees, executives and directors are prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including the use of financial derivatives such as puts and calls, short sales, and similar transactions.

Pay Versus Performance

The following table sets forth the compensation for our chief executive officers and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of fiscal years 2023, 2022 and 2021. The table also provides information on our cumulative total shareholder return (“TSR”) and Net Income over such years in accordance with SEC rules.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)		Compensation Actually Paid to PEO(2)(4)		Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On TSR	Net (Loss) Income
	Stephen L. Schlecht	Samuel M. Sato	Stephen L. Schlecht	Samuel M. Sato	Non-PEO NEOs	Non-PEO NEOs
2023	—	$3,328,002	—	$2,269,866	$930,391	$524,432	$40	($9,373,000)
2022	—	$2,896,013	—	$1,062,450	$595,259	$326,956	$54	$2,246,000
2021	$630,000	$3,411,911	$630,000	$3,259,576	$734,069	$796,024	$117	$29,550,000

(1)	Mr. Schlecht resigned as Chief Executive Officer effective May 2021, in connection with the appointment of Mr. Sato as our President and Chief Executive Officer.
(2)	Mr. Schlecht served as CEO for a portion of fiscal 2021. Mr. Sato served as CEO for a portion of fiscal 2021 and all of fiscal 2022 and 2023.
(3)

The remaining NEOs for fiscal 2021 and for fiscal 2022 consist of Messrs. Homolka and Loretta. The remaining NEOs for fiscal 2023 consist of Messrs. Homolka, Sutera and Loretta. Mr. Loretta resigned as Senior Vice President and Chief Financial Officer effective September 15, 2023.

(4)

Compensation “actually paid” for our PEOs and average compensation “actually paid” for our non-PEOs in each of fiscal 2023, fiscal 2022 and fiscal 2021 reflect the respective summary compensation table amounts set forth in the above table, adjusted as set forth in the below table, as determined in accordance with SEC rules.

Adjustments to Determine Compensation “Actually Paid” for PEOs and Non-PEO NEOs
	PEOs				Non-PEO NEOs
	2023	2022	2021		2023	2022	2021
	Samuel M. Sato	Samuel M. Sato	Samuel. M Sato	Stephen L. Schlecht	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs
Total Compensation as reported in Summary Compensation Table	$3,328,002	$2,896,013	$3,411,911	$630,000	$930,391	$595,259	$734,069
Subtract for grant date fair value of equity awards	($640,098)	($993,606)	($152,335)	—	($93,974)	($88,582)	($9,156)
Add/subtract for change in fair value of awards granted in prior year-end and outstanding and unvested as of current year-end	($418,038)	($839,957)	—	—	($34,209)	($163,207)	$47,964
Add fair value as of vesting date for awards granted and vested in the same year-end	—	—	—	—	—	—	—
Add/subtract for change in fair value of awards granted in prior year-end from vesting date to prior period year-end	—	—	—	—	($2,063)	($16,514)	$23,147

Adjustments to Determine Compensation “Actually Paid” for PEOs and Non-PEO NEOs
	PEOs				Non-PEO NEOs
	2023	2022	2021		2023	2022	2021
	Samuel M. Sato	Samuel M. Sato	Samuel. M Sato	Stephen L. Schlecht	Non-PEO NEOs	Non-PEO NEOs	Non-PEO NEOs
Subtract fair value shares at prior year-end for awards granted in prior years that fail to meet applicable vesting conditions	—	—	—	—	($275,713)	—	—
Compensation actually paid to PEOs / Non-PEO NEOs	$2,269,866	$1,062,450	$3,259,576	$630,000	$524,432	$326,956	$796,024

The Relationship Between Compensation Actually Paid, Net Income and Total Shareholder Return

In fiscal 2021, the compensation actually paid to our two PEOs, Mr. Schlecht and Mr. Sato, was $630,000 and $3,259,576, respectively. In fiscal 2022, Mr. Sato was our sole PEO, and the compensation actually paid to him was $1,062,450, with the decrease from 2021 based, in part, on Mr. Sato’s initial stock grants in 2021 upon his hiring. In fiscal 2023, the compensation actually paid to Mr. Sato was $2,269,866, with the increase from 2022 based, in part, on Mr. Sato’s stock grants maintaining value in fiscal 2023 compared to fiscal 2022. For our Non-PEO NEOs, the average compensation actually paid was $796,024 in 2021, $326,956 in fiscal 2022, and $524,432 in fiscal 2023. Below is a discussion regarding the relationship between compensation actually paid to our PEOs and the average actual compensation paid to our Non-PEO NEOs in fiscal 2021 compared to fiscal 2022 and fiscal 2022 compared to fiscal 2023, with Net Income and Total Shareholder Return for the same years.

Total Shareholder Return: In fiscal 2021, our total shareholder return was $117, in fiscal 2022, it was $54 and in fiscal 2023, it was $40. Our total shareholder return decreased from 2021 to 2023, trending in the same direction as the compensation actually paid to our PEOs and the average compensation actually paid to our Non-PEO NEOs.

Net Income (Loss): In fiscal 2021, our net income was $29,550,000, in fiscal 2022, our net income was $2,246,000 and in fiscal 2023, our net loss was ($9,373,000). Our net income decreased from 2021 to 2023, trending in the same direction as the compensation actually paid to our PEOs and the average compensation actually paid to our Non-PEO NEOs.

DIRECTOR COMPENSATION

In January of 2024, we updated our outside director compensation policy. Under our previous outside director compensation policy, our non-employee directors received a $50,000 annual cash retainer. For service on the Audit Committee, a non-employee director received an additional $10,000 annual cash retainer. For service on the Compensation Committee and Nominating and Governance Committee, a non-employee director received an additional $7,000 annual cash retainer. In lieu of the annual cash retainer for committee participation, each non-employee director serving as a chair of a board committee received the following annual cash retainer: $20,000 for Audit Committee chair; $15,000 for Compensation Committee chair; and $12,000 for Nominating and Governance Committee chair. Each non-employee director also received an annual restricted stock grant of $80,000 of Class B common stock under the 2015 Equity Incentive Plan based on the fair market value of the Class B common stock on the date of grant, which would vest on the first anniversary of the date of grant.

Under our current outside director compensation policy, our non-employee directors are eligible to receive the same annual cash retainers and the same annual restricted stock grant as under the previous outside director compensation policy. At least ten days before the start of the fiscal year, each non-employee director may elect to receive unrestricted stock of Class B common stock in lieu of their annual cash retainers for the fiscal year. A non-employee director’s election to receive stock in lieu of cash may cover 25%, 50%, 75% or 100% of their annual cash retainers for the fiscal year. Grants are expected to be made in May of each year. Prorated grants will be made for partial years of service. All of our directors are reimbursed for reasonable travel and other expenses incurred in connection with attending board and committee meetings.

The following table sets forth information concerning compensation paid to our non-employee directors during the fiscal year ended January 28, 2024, for their service on our Board of Directors. Directors who are also our employees received no additional compensation for their service as directors and are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Francesca M. Edwardson	72,000	80,003	(1)	152,003
David C. Finch	68,883	80,003	(1)	148,836
Janet H. Kennedy	21,678	60,778	(2)	82,456
Brett L. Paschke	60,000	80,003	(1)	140,003
Susan J. Riley	66,833	80,003	(1)	146,836
Ronald Robinson	34,164	80,003	(1)	114,170
Scott K. Williams	64,000	80,003	(1)	144,003

(1)

Amount represents the aggregate grant date fair value of restricted stock awards granted in fiscal 2023, computed in accordance with FASB ASC Topic 718 and based on the closing price of $5.54 on the date of grant.

(2)

Amount represents the aggregate grant date fair value of a restricted stock award granted in fiscal 2023, computed in accordance with FASB ASC Topic 718 and based on the closing price of $7.55 on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our Class A and Class B common stock as of the record date (except as otherwise noted) for:

•	each shareholder known by us to be the beneficial owner of more than 5% of our capital stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. There are no shares of common stock subject to options or other rights outstanding as of the date of this proxy statement. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that persons and entities named in the table below have sole voting and investment power with respect to all the capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 3,364,200 shares of Class A common stock outstanding and 31,047,516 shares of Class B common stock outstanding as of the record date. Unless otherwise indicated, the address of each beneficial owner in the table is: Duluth Holdings Inc., 201 East Front Street, Mount Horeb, Wisconsin 53572.

	Beneficial Ownership of Common Stock
	Class A			Class B		% of Total Voting Power
	Shares		%	Shares	%
5% Shareholders:
Stephen L. Schlecht and Marianne M. Schlecht Descendants Trust(1)	—		—	8,694,295	28.0%	13.4%

Named Executive Officers and Directors:
Stephen L. Schlecht	3,364,200	(2)	100.0%	7,285,968	23.5%	63.3%
Samuel M. Sato	—		—	608,089	2.0%	*
David S. Homolka	—		—	144,706	*	*
Albert J. Sutera	—		—	118,344	*	*
Francesca M. Edwardson(3)	—		—	81,156	*	*
David C. Finch	—		—	141,948	*	*
Janet H. Kennedy	—		—	8,050	*	*
Brett L. Paschke(4)	—		—	34,782	*	*
Susan J. Riley	—		—	22,024	*	*
Ronald Robinson	—		—	14,441	*	*
Scott K. Williams	—		—	44,863	*	*
David Loretta(5)	—		—	44,383	*	*
All Executive Officers and Directors as a Group (14)	3,364,200		100.0%	8,789,413	28.3%	65.6%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.
(1)

John A. Dickens and Jennifer A. Hannon are co-trustees of the Stephen L. Schlecht and Marianne M. Schlecht Descendants Trust established July 31, 2000 and as such have shared voting and dispositive power over these shares of Class B common stock. The address of the trust is c/o Godfrey & Kahn, S.C., 833 E. Michigan Street, Suite 1800, Milwaukee, WI 53202.

(2)	These shares are held in the Duluth Holdings Inc. Voting Trust, of which Mr. Schlecht is the sole trustee. As sole trustee, he has sole voting and dispositive power with respect to these such shares.
(3)	Includes: 17,300 shares of Class B common stock owned by Ms. Edwardson’s husband as to which she disclaims beneficial ownership.
(4)	Includes: 8,959 shares of Class B common stock held in trust.
(5)	Based on the most recent information available to the Company, including filings under Section 16, for Mr. Loretta.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending February 2, 2025 and has recommended to the Board of Directors that such appointment be submitted to the shareholders for ratification. KPMG audited our financial statements for the fiscal years ended January 30, 2022, January 29, 2023 and January 28, 2024. Representatives of KPMG will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and also will be available to respond to appropriate questions from shareholders.

If shareholders do not ratify the appointment of KPMG, the Audit Committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending February 2, 2025.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of KPMG as our independent auditors for the fiscal year ending February 2, 2025. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending February 2, 2025, and your proxy will be so voted unless you specify otherwise.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accountants. During fiscal 2023, the Audit Committee held five meetings and discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the chief financial officer (and interim chief financial officer, as applicable), controller, director of financial reporting, director of internal audit and independent registered public accountants prior to their filing with the SEC. The Audit Committee has appointed KPMG to serve as our independent registered public accountants for fiscal 2024.

Independent Registered Public Accountants Independence and Fiscal 2023 Audit. In discharging its duties, the Audit Committee obtained from KPMG, our independent registered public accountants for the fiscal 2023 audit, a formal written statement describing all relationships between KPMG and us that might bear on KPMG’s independence in accordance with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with KPMG any relationships that may impact KPMG’s objectivity and independence and satisfied itself as to KPMG’s independence. The Audit Committee also independently discussed with management and KPMG the quality and adequacy of our internal controls, and reviewed with KPMG its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with KPMG the matters required to be discussed by the applicable requirements of PCAOB and the Securities and Exchange Commission and, with and without management present, discussed and reviewed the results of KPMG’s fiscal 2023 audit of the financial statements.

Fiscal 2023 Financial Statements and Recommendations of the Committee. The Audit Committee separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of and for the fiscal year ended January 28, 2024 with management and KPMG. Management has the responsibility for the preparation of our financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and KPMG, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 28, 2024 for filing with the SEC.

Fees Paid to KPMG. The aggregate fees billed for professional services by KPMG during fiscal years 2022 and 2023 were approximately as follows:

Type of Fees	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$775,000	$675,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$775,000	$675,000

(1)

Audit fees consist of fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K, as well as the review of our quarterly consolidated financial statements included in our quarterly reports on Form 10-Q.

All audit services provided by KPMG were approved by the Audit Committee.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee may not complete its reviews of the matters described above prior to our public announcement of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

The Audit Committee:

Susan J. Riley (Chair)

David C. Finch

Janet H. Kennedy

Brett L. Paschke

PROPOSAL FOUR: APPROVAL OF THE 2024 EQUITY INCENTIVE PLAN OF DULUTH HOLDINGS INC.

Our Board of Directors believes that the effective use of equity-based long-term incentive compensation is critical to its ability to attract and retain highly qualified individuals to serve as officers, non-employee directors and key employees and to promote greater ownership in the Company by such individuals to align their interests more closely with the interests of the Company’s shareholders. The Company’s current long-term incentive plan, the 2015 Equity Incentive Plan of Duluth Holdings Inc. (the “2015 Plan”), will not support future grant awards beyond fiscal 2024 based on our historical grant practices.

The Compensation Committee and our Board of Directors approved the 2024 Equity Incentive Plan of Duluth Holdings Inc. (the “2024 Plan”) attached to this proxy statement as Appendix A, subject to shareholder approval. The 2024 Plan would authorize the issuance of 3,387,486 shares, plus all remaining shares available for grant under the 2015 Plan, including awards of shares forfeited under the 2024 Plan and the 2015 Plan, if any, as further discussed below. The 2024 Plan permits us to provide compensation alternatives such as stock options, shares, restricted stock awards, restricted stock unit awards, performance share awards, or other stock-based awards using or based on our Class B common stock. We currently expect that the shares that would be reserved for issuance if the 2024 Plan is approved should be sufficient to allow us to continue to provide competitive grants of equity through at least fiscal 2027. If the 2024 Plan is not approved by shareholders, the Company will not be able to make equity-based incentive awards beyond fiscal 2024 based on our historical grant practices.

Reasons Why You Should Vote in Favor of the 2024 Plan: Our Board of Directors recommends our shareholders approve the 2024 Plan because it believes that it is in the best interests of the Company and its shareholders to attract and retain top-tier talent and align participant and shareholder interests.

Administration: The 2024 Plan will be administered by the Compensation Committee, subject to other provisions within the 2024 Plan. Subject to any express limitations set forth in the 2024 Plan, the Compensation Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the 2024 Plan.

Shares Subject to the 2024 Plan: Subject to adjustments, the total number of shares issued under the 2024 Plan shall be the sum of (i) 3,387,486 and (ii) the number of shares remaining available for grant under the 2015 Plan at the time of the adoption of the 2024 Plan. In determining the number of shares available for grant under the 2024 Plan at any time, the following rules shall apply:

•

Any shares subject to an award granted under the 2024 Plan or 2015 Plan that on or after the effective date terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of the shares, is settled in cash in lieu of shares, or is exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for an award not involving shares shall become available again for grant under the 2024 Plan.

•

Any shares that are withheld by the Company or tendered by a participant (by either actual delivery or attestation) on or after the effective date (i) to pay the exercise price of an option granted under the 2024 Plan or (ii) to satisfy tax withholding obligations associated with an award granted under the 2024 Plan, shall become available again for grant under the 2024 Plan.

Awards: The 2024 Plan permits us to provide compensation alternatives such as stock options, shares, restricted stock awards, restricted stock unit awards, and performance share awards, using or based on our Class B common stock.

Stock options awarded under the 2024 Plan may not have an exercise price that is less than the fair market value of the Class B common stock on the date of the option grant. The term of each option granted under the 2024 Plan will not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and, subject to the provisions of the 2024 Plan, the period of time, if any, after a participant’s death, disability or termination of employment during which options may be exercised.

Shares are shares of our Class B common stock.

Restricted stock awards are shares of our Class B common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever vesting conditions it determines to be appropriate. Restricted stock that does not vest is subject to forfeiture.

Restricted stock unit awards are units entitling the recipient to receive shares of Class B common stock upon the lapse of vesting conditions, and subject to such restrictions and other conditions, as the Compensation Committee shall determine.

Performance share units entitle the recipient to receive shares of Class B common stock upon the attainment of specified performance goals, and subject to such restrictions and conditions, as the Compensation Committee shall determine.

Refer to articles six (6), eight (8), nine (9), ten (10), and eleven (11) in Appendix A for more information on the awards.

Eligibility: Individuals eligible to participate in the 2024 Plan shall be limited to employees, non-employee directors and third-party service providers of the Company. As of January 28, 2024, we had 2,323 employees and seven non-employee directors.

Participation: Subject to provisions of the 2024 Plan, the Compensation Committee may, from time to time, select from all individuals eligible to participate in the 2024 Plan, those individuals to whom awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each award. In accordance with the terms of his Amended and Restated Employment Agreement, Mr. S. Schlecht will not be eligible for grants of equity compensation under the 2024 Plan.

Effective Date and Duration: The 2024 Plan will be effective as of May 23, 2024, if approved by the shareholders at the annual meeting. The 2024 Plan will remain in effect for ten (10) years from the effective date unless terminated sooner. At any time, the Board of Directors may terminate the 2024 Plan. However, any termination will not affect outstanding awards.

Transferability: Non-vested stock granted under an award may not be transferred until the restrictions on such stock as set forth in the applicable award agreement have expired.

Amendments: The Board of Directors at any time, and from time to time, may amend or terminate the 2024 Plan. However, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law, regulation or exchange requirement.

Forfeiture and Recoupment Events: The Compensation Committee may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Awards and any compensation directly attributable to awards shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board of Directors or the Compensation Committee at any time, including in accordance with the Company’s Executive Officer Compensation Recovery Policy, or as otherwise required by law and any award agreement may be unilaterally amended by the Compensation Committee to comply with any such compensation recovery policy.

Certain Federal Income Tax Consequences: The following is a summary of U.S. federal income tax consequences relating to awards granted under the 2024 Plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the 2024 Plan, including state, local or foreign tax consequences.

Options: The grant of an option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of an option will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

Restricted Stock Awards: The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Share Units: A participant will not be deemed to have received taxable income upon the grant of restricted stock units or performance share units. Upon distribution of cash or common stock in respect of the units, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Section 162(m) of the Code: Section 162(m) disallows a federal income tax deduction to us for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect the compensation paid to any of the individuals who is or at any point was one of our “named executive officers” in excess of $1 million, including awards under the 2024 Plan, will not be deductible to us.

Section 280G of the Code: Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2024 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the amount of the excess parachute payment.

Recent stock price: The closing price of our Class B common stock was $4.76 on March 18, 2024.

New Plan Benefits: We cannot determine (except as indicated in the table below) the number of shares or dollar amounts of awards that will be granted under the 2024 Plan to the NEOs, employees, or non-employee directors. Under the terms of the 2024 Plan, the amount of awards to be granted is within the discretion of the Compensation Committee. Accordingly, for illustrative purposes we have provided below a table of the aggregate number of awards granted under the 2024 Plan to each of the NEOs and certain groups of participants during fiscal year 2023.

Name and Position or Group	Dollar Value (s)	Number of Units
Samuel M. Sato	2,496,002	378,756
President and Chief Executive Officer
Albert J. Sutera
Senior Vice President, Chief Technology Officer & Logistics	555,003	84,219
David S. Homolka
Senior Vice President of Talent, DE&I, and Retail Operations	544,327	82,599
David Loretta
Former Senior Vice President and Chief Financial Officer	662,704	100,562
Current Executive Officers as a Group	4,585,289	695,795
Non-Employee Directors as a Group	540,796	94,696
Non-Executive Officer Employees as a Group	1,755,187	266,341

Equity Compensation Plan Information: The following table sets forth information as of January 28, 2024 about shares of common stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	—	$—	2,281,999
Equity compensation plans not approved by security holders(2)	—	—	—

Total	—	$—	2,281,999

(1)	1,132,772 shares are available under the Company’s 2015 Equity Incentive Plan and 1,149,227 shares are available under the Company’s Employee Stock Purchase Plan.
(2)	All of our existing equity compensation plans have been approved by shareholders.

As of March 18, 2024, we had no stock options outstanding, 1,195,872 restricted shares outstanding, no restricted stock units outstanding, no shares for performance awards outstanding, and 1,062,708 shares remaining available for grant under the 2015 Plan.

Our Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2024 Equity Incentive Plan of Duluth Holdings Inc., and your proxy will be so voted unless you specify otherwise. The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the 2024 Equity Incentive Plan of Duluth Holdings Inc.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the SEC (“Rule 14a-8”) for inclusion in the proxy statement for the 2025 Annual Meeting of Shareholders must be received by Duluth Trading at its executive offices no later than December 6, 2024. A shareholder who intends to present business other than pursuant to Rule 14a-8 at the 2025 Annual Meeting must comply with the requirements set forth in our amended and restated bylaws. To bring shareholder proposed nominations or other business before an annual meeting, our amended and restated bylaws require, among other things, that the shareholder submit written notice thereof to Duluth Trading’s executive offices not less than 90 days nor more than 120 days prior to the anniversary of the annual meeting of shareholders held the prior year. Therefore, we must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no earlier than January 23, 2025 and no later than February 22, 2025. If notice is received before January 23, 2025, or after February 22, 2025, it will be considered untimely, and Duluth Trading will not be required to allow the proposal to be presented at the 2025 Annual Meeting of Shareholders.

Such nominations or proposals must be submitted to Secretary, Duluth Holdings Inc., 201 East Front Street, Mount Horeb, Wisconsin 53572. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules for the 2025 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by March 24, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that all filing requirements were complied with on a timely basis during fiscal 2023, with the exception of one late Form 4 filing related to awards of restricted stock for each of Messrs. Homolka, Loretta, Murphy, R. Schlecht, Sutera and Ms. Shepherd, due to administrative delay.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote as recommended by the Board of Directors or, if no such recommendation is given, in accordance with their best judgment.

Shareholders may obtain a free copy of our annual report on Form 10-K for fiscal 2023 at no cost by writing to Secretary, Duluth Holdings Inc., 201 East Front Street, Mount Horeb, Wisconsin 53572.

By Order of the Board of Directors,

Jason Prasch, Secretary

APPENDIX A

DULUTH HOLDINGS INC.

2024 EQUITY INCENTIVE PLAN

A-i

A-ii

2024 EQUITY INCENTIVE PLAN

OF

DULUTH HOLDINGS INC.

Article 1. Establishment, Purpose and Duration

1.1   Establishment. Duluth Holdings Inc., a Wisconsin corporation, establishes an incentive compensation plan to be known as 2024 Equity Incentive Plan of Duluth Holdings Inc. as set forth in this document. The Plan permits the grant of various forms of equity-based awards. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the shareholders of the Company.

1.2   Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board whose judgment, interest and performance are required for the successful operation of the Company.

1.3   Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1   “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Share Units, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.2   “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.3   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.

2.4   “Board” means the Board of Directors of the Company.

2.5   “Cause” means, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or Subsidiary or in any Company severance policy to which a Participant is subject, in the judgment of the Committee with respect to any Participant shall have the same meaning as in any employment agreement between the Company and such Participant, if any, and otherwise shall mean termination of a Participant’s employment with the Company or service as a Consultant upon, as applicable,

(a) failure of the Participant to substantially perform his or her duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and the Participant fails to resume performance of his or her duties on a continuous basis within fourteen (14) days after receiving such demand,

(b) such Participant’s commission of a material violation of any law or regulation applicable to the Company or a Subsidiary or the Participant’s activities in respect of the Company or a Subsidiary,

(c) such Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary,

(d) in the case of an Employee, such Participant’s chronic absence from work other than by reason of a serious health condition,

(e) such Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or

(f) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary,

2.6   “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:

(a) the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the Company of all or substantially all of the Company’s assets;

(b) the merger or consolidation of the Company with or into any other entity, other than a merger or consolidation that would result in the Class A Common Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation; or

(c) A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

2.7   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.8   “Commission” means the Securities and Exchange Commission.

2.9   “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. In addition, the Board shall act as the Committee with respect to Awards to Nonemployee Directors of the Company.

2.10 “Company” means Duluth Holdings Inc. and any successor thereto as provided in Section 20.19.

2.11 “Director” means any individual who is a member of the Board.

2.12 “Disability” means, unless otherwise provided in an Award Agreement, (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

2.13 “Effective Date” has the meaning set forth in Section 1.1.

2.14 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company or any Subsidiary.

2.15 “Exchange Act” means the Securities Exchange Act of 1934.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.17 “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the Nasdaq (or, on such other national securities exchange that is the primary trading market for the Shares, if Shares are not then listed on the Nasdaq) on the day preceding the date of determination, or if no sales of Shares shall have occurred on such exchange on the day preceding the applicable date of determination, the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock securities exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

2.18 “Good Reason” shall mean (i) a material diminution in Participant’s authority or duties, (ii) a material reduction in Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in Participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 90 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

2.19 “Grant Date” means the date an Award to a Participant pursuant to the Plan is approved by the Committee (or such later date as specified in such approval by the Committee).

2.20 “Nonemployee Director” means a Director who is not an Employee.

2.21 “Option” means an Award granted pursuant to Article 6.

2.22 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan that is granted pursuant to Article 11.

2.23 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.24 “Performance Period” means the period during which pre-established performance goals must be met to determine the degree of payout and/or vesting with respect to an Award.

2.25 “Performance Share Unit” means an Award granted pursuant to Article 10.

2.26 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on the continued service, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.27 “Plan” means the 2024 Equity Incentive Plan of Duluth Holdings Inc., as the same may be amended from time to time.

2.28 “Prior Plan” means the 2015 Equity Incentive Plan of Duluth Holdings Inc. Upon shareholder approval of this Plan, no further grants of awards shall be made under the Prior Plan.

2.29 “Restricted Stock” means an Award granted pursuant to Article 8.

2.30 “Restricted Stock Unit” means an award granted under Article 9.

2.31 “Share” means no par value Class B common stock of the Company.

2.32 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock.

2.33 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee;

(b) for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board; and

(c) for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.34 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or its Subsidiaries to render such services.

Article 3. Administration

3.1   General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, Subsidiaries, and all other parties.

3.2   Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award or the value of an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(c) To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine the Fair Market Value of a Share;

(f) To amend any Award Agreement as permitted under the Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, or to awards to Directors (as contemplated by Article 14). Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award;

(i) To determine whether Awards shall be settled in Shares, cash or in any combination thereof;

(j) To determine whether Awards shall provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(m) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter;

(n) To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(o) To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Shares.

3.3   Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by law, the Committee may delegate to one or more of its members or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to (a) designate employees to be recipients of Awards under the Plan and (b) determine the size of any Awards; provided that (x) the Committee shall not delegate such responsibilities for Awards granted to an employee who was an officer, Director, or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to The Plan

4.1   Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.2 or Section 4.3, the total number of Shares that may be the subject of Awards and issued under the Plan shall be the sum of (i) 3,387,486 and (ii) the number of Shares remaining available for grant under the Prior Plan. Such Shares may be authorized and unissued Shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the number of shares available for issuance under the Plan shall be reduced by the maximum number of Shares that may be paid under such an Award.

4.2   Share Usage. In determining the number of Shares available for grant under the Plan at any time, the following rules shall apply:

(a) Any Shares subject to an Award granted under the Plan or Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under the Plan.

(b) Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall become available again for grant under the Plan.

4.3   Adjustments. All Awards shall be subject to the following provisions:

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.3(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) The determination of the Committee as to the foregoing adjustments set forth in this Section 4.3, if any, shall be made in accordance with Code Sections 409A, to the extent applicable, and shall be conclusive and binding on Participants under the Plan.

Article 5. Eligibility and Participation

5.1   Eligibility to Receive Awards. Individuals eligible to participate in the Plan shall be limited to Employees, Nonemployee Directors and Third-Party Service Providers of the Company and its Subsidiaries.

5.2   Participation in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3   Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under the Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1   Grant of Options. Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement. Options granted under this Plan are not intended to meet the requirements of Code Section 422 and shall be nonqualified stock options.

6.2   Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, and subject to adjustment as provided for under Section 4.3.

6.3   Term of Option. The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4   Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5   Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to Section 13.2. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Committee in its discretion on the date of grant:

(a) In cash or its equivalent,

(b) By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(c) By a cashless (broker-assisted) exercise,

(d) By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(e) By any combination of (a), (b), (c) or (d), or

(f) By any other method approved or accepted by the Committee.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

Article 7. Intentionally Deleted.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) that the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date or

(b)  that the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific performance goals have been achieved.

8.3 Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares shall be subject to Section 13.2.

8.4 Voting Rights. Except as set forth in a Participant’s applicable Award Agreement, a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)  that the Restricted Stock Units may not be transferred in any fashion, subject to Section 13.1, or

(b)  that the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific performance goals have been achieved.

9.3 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.

9.4 Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Restricted Stock Units shall be subject to Section 13.2.

Article 10. Performance Share Units

10.1 Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2 Value of Performance Share Units. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Share Units that shall vest, which may be greater than the target number of Performance Share Units granted, and be paid to a Participant.

10.3 Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

10.4 Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Performance Share Units are subject to Section 13.2.

Article 11. Other Stock-Based Awards

11.1 Grant of Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each grant of Other Stock-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

11.2 Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under the Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Article 13 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Article 11 is to be paid in other forms of Awards under the Plan, such Awards issued in payment shall be valued for purposes of such payment at their grant date fair value. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Article 11 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the grant date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable

Article 12. Effect of Termination of Service

12.1 Forfeiture of Outstanding Awards. Unless otherwise provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Subsidiary, a Participant’s outstanding Awards shall be subject to forfeiture in accordance with paragraphs (a) and (b) below:

(a)  Termination Other than For Death or Disability or For Cause. If a Participant’s Termination of Service is due to other than Death, Disability or for Cause, the Participant shall forfeit, as of the date immediately preceding such Termination of Service, all non-vested Awards then held by the Participant.

(b)  Termination for Cause. If a Participant’s Termination of Service is due to Cause, the Participant shall forfeit, as of the date immediately preceding such Termination of Service, the Participant’s (i) outstanding nonvested Awards, and (ii) outstanding and not yet settled or exercised, as applicable, vested Awards.

12.2 Vesting and Exercise of Outstanding Awards. Unless otherwise provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Subsidiary, a Participant’s outstanding Awards shall be subject to vesting and exercise, if applicable, in accordance with paragraphs (a) and (b) below.

(a)  Termination of Service due to Death.

(1)  Vesting and Exercise of Options. If a Participant incurs a Termination of Service by reason of death, any nonvested Option the vesting of which is solely subject to the satisfaction of a service-based requirement and then held by the Participant shall become fully vested and exercisable for a period of one (1) year from the date of such Termination of Service or until the expiration of the stated term of the Option, whichever period is the shorter.

(2)  Vesting of Restricted Stock/RSUs. If a Participant incurs a Termination of Service by reason of death, any nonvested Restricted Stock and/or Restricted Stock Units the vesting of which is solely subject to the satisfaction of a service-based requirement and then held by the Participant shall become fully vested and, in the case of Restricted Stock Units, shall be settled within sixty (60) days from the date of such Termination of Service.

(3)  Vesting of Performance-Based Awards. If a Participant incurs a Termination of Service by reason of death, any Awards the vesting of which is subject to the satisfaction of one or more Performance Goals and then held by the Participant shall become fully vested and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days of such Termination of Service.

(b)  Termination of Service due to Disability.

(1)  Vesting and Exercise of Options. If a Participant incurs a Termination of Service by reason of Disability, any nonvested Option then held by the Participant the vesting of which is solely subject to the satisfaction of a service-based requirement and then held by the Participant shall become fully vested and exercisable for a period of one (1) year from the date of such Termination of Service or until the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if the Participant dies during such one (1) year period, any unexercised Options held by the Participant shall continue to be exercisable for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of the Option, whichever period is the shorter.

(2)  Vesting of Restricted Stock/RSUs. If a Participant incurs a Termination of Service by reason of Disability, any nonvested Restricted Stock and/or Restricted Stock Units the vesting of which is solely subject to the satisfaction of a service-based requirement and then held by the Participant shall become fully vested and, in the case of Restricted Stock Units, shall be settled within sixty (60) days from the date of such Termination of Service.

(3)  Vesting of Performance-Based Awards. If a Participant incurs a Termination of Service by reason of Disability, any Awards the vesting of which is subject to the satisfaction of one or more Performance Goals and then held by the Participant shall become fully vested and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days of such Termination of Service.

(c)  Other Terminations of Service - Exercise of Options. If a Participant incurs a Termination of Service for any reason other than death or Disability any vested Options then held by the Participant, to the extent exercisable at such Termination of Service may be exercised for the period of the earlier of three (3) months from the date of such Termination of Service or the expiration of the stated term of the Option; provided, however, that if the Participant dies within such three-month (3) period, any unexercised Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of the Option, whichever period is the shorter.

Article 13. Transferability of Awards and Shares

13.1 Transferability of Awards. Except as provided in Article 17, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares, provided no such restriction shall cause the Shares not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options.

Article 14. Nonemployee Director Awards

The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement and/or in a Nonemployee Director Compensation Policy.

Article 15. Effect of a Corporate Transaction

15.1 Merger, Consolidation or Reorganization

In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Shares cease to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below.

(a)  Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options, the excess of the aggregate Fair Market Value of the Shares subject to such Award immediately before such substitution over the exercise price thereof, if any, is not more than the excess of the aggregate Fair Market Value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or

(b)  The Committee may cancel such Award. In the event any Option is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option, multiplied by the number of shares subject to such Award (including any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event (including payment for any unvested portion). No payment shall be made to a Participant for any Option if the exercise price for such Option exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event. Unless the particular Award Agreement provides otherwise, determination of any payment under this subparagraph (b) for an Award that is subject to a performance goal shall be based upon achievement at the target level of performance.

15.2 Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Committee (in an Award Agreement or otherwise) or except where a Participant’s entitlement to an Award is subject to a performance goal, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve (12) months following a Change in Control, all Awards will become fully vested, and for Options, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of a performance goal, except as otherwise determined by the Committee (in the Award Agreement or otherwise), upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the performance goal(s) at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Committee (in an Award Agreement or otherwise), upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve (12) months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination.

Article 16. Dividends and Dividend Equivalents

16.1 Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. Except as otherwise provided in an Award Agreement, limitations on dividends shall not apply.

16.2 Payment of Dividend Equivalents on Awards Other than Options and Restricted Stock. Except for Options and Restricted Stock, the Committee may grant dividend equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents shall be as set forth in the applicable Award Agreement. Except as otherwise provided in an Award Agreement, no dividend equivalents shall be granted as part of an Award.

Article 17. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 18. Rights of Participants

18.1 Employment. Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Subsidiary.

18.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

18.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 19. Amendment and Termination

19.1 Amendment and Termination of the Plan and Awards.

(a)  Subject to subparagraphs (b) and (c) of this Section 19.1 and Section 19.4 of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.

(b)  Without the prior approval of the Company’s shareholders and except as provided for in Section 4.3, no Option may be (i) amended to reduce the Exercise Price; (ii) cancelled in exchange for the grant of any new Option; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option is greater than the current Fair Market Value of a Share.

(c)  Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or U.S. federal laws or regulations.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to any adjustments made pursuant to this Section 19.2 shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.

19.3 Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 19.3 without further consideration or action.

19.4 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, other than Sections 4.3, 19.2 and 19.3, no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

19.5 Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under the Plan, in form and/or operation, shall constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award shall not be subject to the requirements applicable to deferred compensation under Section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled on the first business day following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). To the extent that any Award constitutes deferred compensation subject to Code Section 409A, such Award shall be interpreted and construed to comply with Code Section 409A including, without limitation, a termination of employment shall mean a “separation of service” within the meaning of Code Section 409A.

Article 20. General Provisions

20.1 Forfeiture and Recoupment Events.

(a)  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b)  Awards and any compensation directly attributable to Awards shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in accordance with the Company’s Executive Officer Compensation Recovery Policy, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

20.2 Tax Withholding.

(a)  Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan.

(b)  Share Withholding. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares or permit a Participant to elect to have withheld from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.

20.3 Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary may owe to the Participant from time to time (including amounts payable in connection with any Award), such amounts owed by the Participant to the Company; provided, however, that no such setoff shall be permitted if it would constitute a prohibited “acceleration” or “deferral” of a payment hereunder within the meaning of Code Section 409A. Participant shall remain liable for any part of Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, Participant agrees to any deduction or setoff under this Section 20.3.

20.4 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.8 Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under the Plan prior to:

(a)  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.

20.10 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)  determine which Subsidiaries shall be covered by the Plan;

(b)  determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c)  modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)  establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 20.11 by the Committee shall be attached to the Plan document as appendices; and

(e)  take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.11 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be made on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.12 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.14 Non-Exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

20.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Wisconsin excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

20.17 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

20.18 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, nor any Subsidiary, nor any of its or their employees, the Board, the Committee, any shareholder or any of their agents represent or warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

20.19 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 23, 2024. Online Go to www.envisionreports.com/DLTH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/DLTH 2024 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Proposals 1, 2, 3 and 4 are being proposed by Duluth Holdings Inc. 1. Election of Directors: Withhold Withhold Withhold For Authority For Authority For Authority 01—Stephen L. Schlecht 02—Samuel M. Sato 03—Francesca M. Edwardson 04—David C. Finch 05—Janet H. Kennedy 06—Brett L. Paschke 07—Susan J. Riley 08—Ronald Robinson 09—Scott K. Williams For Against Abstain For Against Abstain 2. To approve, by an advisory vote, the compensation of our 3. To ratify the appointment of KPMG LLP as our independent named executive officers. registered public accountants for fiscal 2024. 4. To approve the 2024 Equity Incentive Plan of Duluth NOTE: In their discretion, the proxies are authorized to consider Holdings Inc. and vote upon any other matters which may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 6 0 8 7 7 8 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2024 Annual Meeting Admission Ticket 2024 Annual Meeting of Duluth Holdings Inc. Shareholders May 23, 2024, 8:30 a.m., Central Time Duluth Holdings Inc. Headquarters 201 East Front Street, Mount Horeb, WI 53572 Upon arrival, please present this admission ticket and photo identification at the registration desk. The 2024 Annual Meeting of Shareholders of Duluth Holdings Inc. will be held on Thursday, May 23, 2024, 8:30 a.m., Central Time Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/DLTH Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/DLTH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Duluth Holdings Inc. Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2024 The undersigned hereby appoints Samuel M. Sato and Jason G. Prasch, and each or either of them, as true and lawful attorneys of the undersigned with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Duluth Holdings Inc., which the undersigned is entitled to vote at said meeting or any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such matters as may properly come before the meeting and revoking any proxy heretofore given. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.